SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 11, 2005

Commission File Number: 0-28325

TMSF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

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87-0642252
(I.R.S.  Employer Identification No.)

727 West Seventh Street Suite 850 Los Angeles, CA 90017
(Address of principal executive office)

(213) 234-2400
(Registrant’s telephone number, including area code)

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(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Signatures

Exhibit Index

Exhibit 99.1

Exhibit 99.2

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On November 11, 2005, TMSF Holdings Inc. (the “Company”), announced that it has entered into an Office Sub-Lease (the “Sub-Lease”)agreement, pursuant to which the Company will sub-lease a total of approximately 76,000 square feet of office space in the building located at 707 Wilshire Boulevard, Los Angeles, CA, 90017. The Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 1.01 by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 11, 2005, TMSF Holdings Inc. (the “Company”) issued a press release (the "Press Release") announcing the election of Mr. David A. Sklar to the Company's Board of Directors (the “Board”). The Press Release is attached hereto as Exhibit 99.2 and incorporated into this Item 5.02 by reference.

EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are furnished as part of this report:

99.1 Press Release for office Sub-lease

99.2 Press Release for Election of Mr. David A. Sklar as Director

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TMSF HOLDINGS, INC.

/s/ Raymond Eshaghian
Raymond Eshaghian
Chief Executive Officer

November 14, 2005